EXHIBIT 23.5
CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-134774) of Syntax-Brillian Corporation of our report dated May 16, 2006 on the financial statements of Vivitar France for the year ended December 31, 2005 appearing in Amendment No. 2 to the Current Report on Form 8-K of Syntax-Brillian Corporation dated November 21, 2006.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Mazars & Guerard
Mazars & Guerard
/s/ T.J. Doherty, CPA
By: T.J. Doherty, CPA
Paris, France
March 30, 2007